23.1   CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of
Omega Med Corporation

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 11, 2001 in the Registration Statement on Form SB-2 and related Prospectus, and any amendments thereto, of Omega Med Corporation for the registration of 1,200,000 shares of its common stock.

                               /s/ Peterson & Co.
                               ------------------------------------------
                               Peterson & Co.

                               Dated: July 27, 2001
                               San Diego, California